Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE	Contact: Etienne Marcus
(818) 871-3000
investorrelations@thecheesecakefactory.com

THE CHEESECAKE FACTORY REPORTS RESULTS FOR

FIRST QUARTER OF FISCAL 2025

CALABASAS HILLS, Calif. – April 30, 2025 – The Cheesecake Factory Incorporated (NASDAQ: CAKE) today reported financial results for the first quarter of fiscal 2025, which ended on April 1, 2025.

Total revenues were $927.2 million in the first quarter of fiscal 2025 compared to $891.2 million in the first quarter of fiscal 2024. Net income and diluted net income per share were $32.9 million and $0.67, respectively, in the first quarter of fiscal 2025.

The Company recorded a pre-tax net expense of $17.3 million related to loss on extinguishment of debt associated with the partial redemption of our convertible senior notes due 2026, Fox Restaurant Concepts (“FRC”) acquisition-related items, and impairment of assets and lease termination expenses. Excluding the after-tax impact of these items, adjusted net income and adjusted diluted net income per share for the first quarter of fiscal 2025 were $45.7 million and $0.93, respectively. Please see the Company’s reconciliation of non-GAAP financial measures at the end of this press release.

Comparable restaurant sales at The Cheesecake Factory restaurants increased 1.0% year-over-year in the first quarter of fiscal 2025.

“Our first quarter results reflect a strong start to the year as we delivered solid topline revenue, margins and earnings, reflecting continued positive momentum across our business,” said David Overton, Chairman and Chief Executive Officer. “Sales finished towards the higher end of our expectations, led by The Cheesecake Factory restaurants, underscoring the consistent consumer demand for the high-quality, differentiated dining experiences we provide. And once again execution within our restaurants was exceptional, as our operators delivered year-over-year improvements in labor productivity, food efficiency, wage management and retention across both hourly staff and managers, driving strong profit flow-through and margin expansion.”

Overton continued, “For more than four decades, our strategy has been built on our commitment to delivering exceptional hospitality and delicious, memorable dining experiences—core values that continue to set our concepts apart and drive our success. We are honored to be recognized on the Fortune magazine '100 Best Companies to Work For' list for the 12th consecutive year, reinforcing our belief that we are an employer of choice and highlighting the passion and dedication of our incredible teams.”

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Development

During the first quarter of fiscal 2025, the Company opened eight new restaurants, including three North Italia locations, three Flower Child locations and two FRC restaurants. Subsequent to quarter-end, the Company opened three new restaurants, including one Flower Child location and two FRC restaurants.

The Company continues to expect to open as many as 25 new restaurants in fiscal 2025, including as many as three to four The Cheesecake Factory restaurants, six to seven North Italia locations, six to seven Flower Child locations, and as many as eight to nine FRC restaurants.

Liquidity and Capital Allocation

On February 28, 2025, the Company issued $575 million of 2.00% convertible senior notes due 2030. The net proceeds were used to repurchase $276 million of the convertible senior notes due 2026, repurchase 2.4 million shares of common stock and pay down the outstanding balance on the revolving credit facility.

As of April 1, 2025, the Company had total available liquidity of $501.9 million, including a cash balance of $135.4 million and $366.5 million of availability on its revolving credit facility with no outstanding balance. Total principal amount of debt outstanding was $644.0 million, including $69.0 million in principal amount of 0.375% convertible senior notes due 2026 and $575.0 million in principal amount of 2.00% convertible senior notes due 2030.

The Company repurchased approximately 2.6 million shares of its common stock at a cost of $141.4 million in the first quarter of fiscal 2025, inclusive of the 2.4 million shares repurchased using a portion of the net proceeds from the issuance of the 2.00% convertible senior notes due 2030. In addition, the Company’s Board of Directors has declared a quarterly dividend of $0.27 per share to be paid on May 27, 2025, to shareholders of record at the close of business on May 14, 2025.

Conference Call and Webcast

The Company will hold a conference call to review its results for the first quarter of fiscal 2025 today at 2:00 p.m. Pacific Time. The conference call will be webcast live on the Company’s website at investors.thecheesecakefactory.com.

About The Cheesecake Factory Incorporated

The Cheesecake Factory Incorporated is a leader in experiential dining. We are culinary forward and relentlessly focused on hospitality. Delicious, memorable experiences created by passionate people—this defines who we are and where we are going. We currently own and operate 358 restaurants throughout the United States and Canada under brands including The Cheesecake Factory®, North Italia®, Flower Child® and a collection of other FRC brands. Internationally, 33 The Cheesecake Factory® restaurants operate under licensing agreements. Our bakery division operates two facilities that produce quality cheesecakes and other baked products for our restaurants, international licensees and third-party bakery customers. In 2025, we were named to the FORTUNE Magazine “100 Best Companies to Work For®” list for the twelfth consecutive year. To learn more, visit www.thecheesecakefactory.com, www.northitalia.com, www.iamaflowerchild.com and www.foxrc.com.

From Fortune. ©2025 Fortune Media IP Limited. All rights reserved. Used under license. Fortune® and Fortune 100 Best Companies to Work For® are registered trademarks of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, The Cheesecake Factory Incorporated.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as codified in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding the Company’s operations, growth, restaurant development and other objectives. Such forward-looking statements include all other statements that are not historical facts, as well as statements that are preceded by, followed by or that include words or phrases such as “believe,” “plan,” “will likely result,” “expect,” “intend,” “will continue,” “is anticipated,” “estimate,” “project,” “may,” “could,” “would,” “should” and similar expressions. These statements are based on current expectations and involve risks and uncertainties which may cause results to differ materially from those set forth in such statements. Investors are cautioned that forward-looking statements are not guarantees of future performance and that undue reliance should not be placed on such statements. These forward-looking statements may be affected by various factors including: economic, public health and political conditions that impact consumer confidence and spending, including trade policy, interest rate fluctuations, periods of heightened inflation and market instability, and armed conflicts; supply chain disruptions; demonstrations, political unrest, potential damage to or closure of the Company’s restaurants and potential reputational damage to the Company or any of its brands; pandemics and related containment measures, including the potential for quarantines or restriction on in-person dining; acceptance and success of The Cheesecake Factory in international markets; acceptance and success of North Italia, Flower Child and Other Fox Restaurant Concepts restaurants; the risks of doing business abroad through Company-owned restaurants and/or licensees; foreign exchange rates, tariffs and cross border taxation; changes in unemployment rates; increases in minimum wages and benefit costs; the economic health of the Company’s landlords and other tenants in retail centers in which its restaurants are located, and the Company’s ability to successfully manage its lease arrangements with landlords; the economic health of suppliers, licensees, vendors and other third parties providing goods or services to the Company; the timing of new unit development and related permitting; compliance with debt covenants; strategic capital allocation decisions including with respect to share repurchases or dividends; the ability to achieve projected financial results; the resolution of uncertain tax positions with the Internal Revenue Service and the impact of tax reform legislation; changes in laws impacting the Company’s business; adverse weather conditions in regions in which the Company’s restaurants are located; factors that are under the control of government agencies, landlords and other third parties; the risks, costs and uncertainties associated with opening new restaurants; and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Forward-looking statements speak only as of the dates on which they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by law. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as filed with the SEC, which are available at www.sec.gov.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Condensed Consolidated Statements of Income

(unaudited; in thousands, except per share data)

	13 Weeks Ended		13 Weeks Ended
Consolidated Statements of Income	April 1, 2025		April 2, 2024
	Amount	Percent of Revenues	Amount	Percent of Revenues
Revenues	$927,197	100.0%	$891,223	100.0%
Costs and expenses:
Food and beverage costs	202,261	21.8%	203,253	22.8%
Labor expenses	331,075	35.7%	320,930	36.0%
Other operating costs and expenses	246,425	26.7%	233,541	26.3%
General and administrative expenses	59,932	6.5%	60,366	6.8%
Depreciation and amortization expenses	26,082	2.8%	24,756	2.8%
Impairment of assets and lease termination expenses	378	0.0%	2,083	0.2%
Acquisition-related contingent consideration, compensation and amortization expenses	998	0.1%	1,121	0.1%
Preopening costs	8,087	0.8%	5,880	0.6%
Total costs and expenses	875,238	94.4%	851,930	95.6%
Income from operations	51,959	5.6%	39,293	4.4%
Interest expense, net(1)	(2,328)	(0.3)%	(2,778)	(0.3)%
Loss on debt extinguishment	(15,891)	(1.7)%	-	0.0%
Other income, net(1)	743	0.1%	1,017	0.1%
Income before income taxes	34,483	3.7%	37,532	4.2%
Income tax provision	1,542	0.1%	4,341	0.5%
Net income	$32,941	3.6%	$33,191	3.7%

Basic net income per share	$0.69		$0.70
Basic weighted average shares outstanding	47,526		47,749

Diluted net income per share	$0.67		$0.68
Diluted weighted average shares outstanding	49,284		48,662

(1) In the first quarter of fiscal year 2025, we separately disclosed interest expense, net and other income, net on the consolidated statement of income. Corresponding prior year balances were reclassified to conform to the current year presentation

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Selected Segment Information

(unaudited; in thousands)

	For the 13 Weeks Ended April 1, 2025
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$672,734	$83,410	$87,424	$83,629	$927,197
Costs and expenses:
Food and beverage costs	147,655	18,415	19,149	17,042	202,261
Labor expenses	233,391	31,917	31,562	34,205	331,075
Other operating costs and expenses	174,604	22,620	25,565	23,636	246,425
General and administrative expenses	-	-	-	59,932	59,932
Depreciation and amortization expenses	16,226	2,798	3,035	4,023	26,082
Impairment of assets and lease termination expenses	75	-	300	3	378
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	316	682	998
Preopening costs	1,350	2,680	2,793	1,264	8,087
Total costs and expenses	573,301	78,430	82,720	140,787	875,238
Income/(loss) from operations	$99,433	$4,980	$4,704	$(57,158)	$51,959

	For the 13 Weeks Ended April 2, 2024
	The Cheesecake
	Factory	North	Other
	restaurants	Italia	FRC	Other	Total
Revenues	$667,794	$70,874	$74,229	$78,326	$891,223
Costs and expenses:
Food and beverage costs	153,570	17,037	16,586	16,060	203,253
Labor expenses	235,212	27,202	26,116	32,400	320,930
Other operating costs and expenses	172,481	19,492	20,770	20,798	233,541
General and administrative expenses	-	-	-	60,366	60,366
Depreciation and amortization expenses	16,843	1,971	2,425	3,517	24,756
Impairment of assets and lease termination expenses	1,859	-	-	224	2,083
Acquisition-related contingent consideration, compensation and amortization expenses	-	-	316	805	1,121
Preopening costs	1,758	2,002	1,724	396	5,880
Total costs and expenses	581,723	67,704	67,937	134,566	851,930
Income/(loss) from operations	$86,071	$3,170	$6,292	$(56,240)	$39,293

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

The Cheesecake Factory Incorporated

Selected Operating, Restaurant and Balance Sheet Information

(unaudited; in thousands, except statistical data)

	13 Weeks Ended	13 Weeks Ended
The Cheesecake Factory restaurants operating information:	April 1, 2025	April 2, 2024
Comparable restaurant sales vs. prior year	1.0%	(0.6)%
Restaurants opened during period	-	-
Restaurants open at period-end	215	216
Restaurant operating weeks	2,795	2,807

North Italia operating information:
Comparable restaurant sales vs. prior year	(1)%	3%
Restaurants opened during period	3	2
Restaurants open at period-end	45	38
Restaurant operating weeks	560	480

Other Fox Restaurant Concepts (FRC) operating information:(1)
Restaurants opened during period	2	2
Restaurants open at period-end	49	42
Restaurant operating weeks	626	528

Other operating information:(2)
Restaurants opened during period	3	1
Restaurants open at period-end	46	40
Restaurant operating weeks	582	516

Number of company-owned restaurants:
The Cheesecake Factory	215
North Italia	45
Other FRC	49
Other	46
Total	355

Number of international-licensed restaurants:
The Cheesecake Factory	33

(1) The Other FRC segment includes all FRC brands except Flower Child.

(2) The Other segment includes the Flower Child, Grand Lux Cafe and Social Monk Asian Kitchen concepts, as well as the Company's third-party bakery, international and consumer packaged goods businesses, unallocated corporate expenses and gift card costs.

Selected Consolidated Balance Sheet Information	April 1, 2025	December 31, 2024
Cash and cash equivalents	$135,411	$84,176
Long-term debt, net of issuance costs (1)	627,306	452,062

(1) Includes $68.5 million net balance of 0.375% convertible senior notes due 2026 (principal amount of $69 million less $0.5 million in unamortized issuance costs) and $558.8 million net balance of 2.00% convertible senior notes due 2030 (principal amount of $575 million less $16.2 million in unamortized issuance costs). The unamortized issuance costs were recorded as a contra-liability and netted with long-term debt on the Condensed Consolidated Balance Sheet and are being amortized as interest expense.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000

Reconciliation of Non-GAAP Results to GAAP Results

In addition to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”) in this press release, the Company is providing non-GAAP measurements which present net income and net income per share excluding the impact of certain items. The non-GAAP measurements are intended to supplement the presentation of the Company’s financial results in accordance with GAAP. These non-GAAP measures are calculated by eliminating from net income and diluted net income per share the impact of items the Company does not consider indicative of its ongoing operations. The Company uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons.

The Cheesecake Factory Incorporated
Reconciliation of Non-GAAP Financial Measures
(unaudited; in thousands, except per share data)

	13 Weeks Ended	13 Weeks Ended
	April 1, 2025	April 2, 2024
Net income (GAAP)	$32,941	$33,191
Impairment of assets and lease termination expenses(1)	378	2,083
Acquisition-related contingent consideration, compensation and amortization expenses(2)	998	1,121
Loss on extinguishment of debt(3)	15,891	-
Tax effect of adjustments(4)	(4,489)	(833)
Adjusted net income (non-GAAP)	$45,719	$35,562

Diluted net income/(loss) per share (GAAP)	$0.67	$0.68
Impairment of assets and lease termination expenses(1)	0.01	0.04
Acquisition-related contingent consideration, compensation and amortization expenses(2)	0.02	0.02
Loss on extinguishment of debt(3)	0.32	-
Tax effect of adjustments(4)	(0.09)	(0.02)
Adjusted diluted net income per share (non-GAAP)(5)	$0.93	$0.73

(1) A detailed breakdown of impairment of assets and lease termination expenses recorded in the thirteen weeks ended April 1, 2025 and April 2, 2024 can be found in the Selected Segment Information table.
(2) Represents changes in the fair value of the deferred consideration and contingent consideration and compensation liabilities related to the North Italia and FRC acquisition, as well as amortization of acquired definite-lived licensing agreements.
(3) Represents premium paid and acceleration of previously unamortized deferred financing costs as a result of partial redemption of our convertible senior notes due 2026.
(4) Based on the federal statutory rate and an estimated blended state tax rate, the tax effect on all adjustments assumes a 26% tax rate for the fiscal 2025 and 2024 periods.
(5) Adjusted net income per share may not add due to rounding.

26901 Malibu Hills Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000